EXHIBIT A

                     JOINT FILING AGREEMENT

          In accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned parties hereby agree that the Amendment No. 9 of even date herewith to the Statement on Schedule 13D dated September 8, 1989 (as previously amended) with respect to ELXSI Corporation is filed on behalf of each of the undersigned parties, and that any further amendments thereto executed by any of the undersigned parties shall be filed on behalf of such of those parties who shall have executed the same.

Dated: September 20, 1995

                                   MILLEY MANAGEMENT
                                     INCORPORATED

/s/ Alexander M. Milley            By:/s/ Alexander M. Milley
    Alexander M. Milley,              Alexander M. Milley
    individually                      President


ELX LIMITED PARTNERSHIP            CADMUS CORPORATION

By:/s/ Alexander M. Milley         By:/s/ Alexander M. Milley
   Alexander M. Milley                Alexander M. Milley
   Sole General Partner               President


ELIOT KIRKLAND L.L.C.

By:/s/ Alexander M. Milley
   Alexander M. Milley
   President